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                                                                     Exhibit 1.1


                                                                 August __, 2000



ServiceWare Technologies, Inc.
333 Allegheny Avenue
Oakmont, Pennsylvania  15139

C.E. Unterberg, Towbin
Swiss Bank Tower
10 E. 50th Street, 22nd Floor
New York, New York  10022

         Re: Agreement to Act as "Qualified Independent Underwriter"

Ladies and Gentlemen:

                  You have advised us that ServiceWare Technologies, Inc. (the "Corporation"), a Delaware corporation, has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (Reg. No. 333-33818) (the "S-1"), relating to the offering by the Corporation of 4,500,000 shares (the "Shares") of its common stock, $0.01 par value per Share, or such other number of Shares as you may determine. In connection with the public offering of the Shares (the "Offering"), C.E. Unterberg, Towbin will be the underwriter (the "Underwriter"). Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement") to be entered into between the Corporation and the Underwriter, the Underwriter will agree to purchase from the Corporation, and the Corporation will agree to sell to the Underwriter, all of the Shares.

                  We understand that, as a member of the National Association of Securities Dealers, Inc. ("NASD"), the Underwriter may participate in the Offering only if the price at which the Shares are to be offered to the public in the Offering is no higher than the price recommended by a "Qualified Independent Underwriter" (as such term is defined in Rule 2720(b)(15) of the Conduct Rules of the NASD) and such Qualified Independent Underwriter participates in the preparation of the registration statement and prospectus relating to the Offering and exercises the usual standards of due diligence with respect thereto. This Agreement describes the terms on which Burnham Securities Inc. ("Burnham") agrees to serve as such a Qualified Independent Underwriter in connection with the Offering. In connection with the services to be provided by Burnham hereunder and based upon the representations and warranties of, and subject to the performance of the covenants by, the Corporation herein set forth and Burnham's satisfaction with the results of its due diligence review, Burnham agrees to deliver to the Corporation and the Underwriter, and file with the NASD, a letter (the "Letter") substantially in the form of Appendix A hereto on the date the Registration Statement (as hereinafter defined) is first declared effective by the Commission (the "Effective Date") or, if the Offering is not priced on the Effective Date, on the date of the pricing of the Offering (the
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"Pricing Date"). As a condition to the delivery of the Letter, the Registration
Statement and each amendment thereto will include any revisions that in the reasonable judgment of Burnham and its legal counsel are required to enable Burnham to deliver the Letter.

                  As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the S-1 (including the related prospectuses, financial statements, exhibits, schedules, term sheets and all other documents filed as parts thereof or incorporated therein) for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), in the form declared effective, filed with the Commission and any post-effective amendments thereto. The term "Prospectus" means the prospectus, including any preliminary or final prospectus (including the form of prospectus or term sheet first filed with the Commission pursuant to Rule 424(b) or 430A under the 1933 Act after the Registration Statement becomes effective or, if no such filing is required, each prospectus in the form included in the Registration Statement at the time it is first declared effective), and any amendment or supplement thereto (including any form of prospectus or term sheet filed with the Commission pursuant to Rule 424(b) under the 1933 Act), to be used in connection with the Offering.

                  1. NASD Conduct Rule Requirement. Burnham hereby confirms its agreement to act in connection with the Offering as a "Qualified Independent Underwriter" within the meaning of Rule 2720(b)(15) of the Conduct Rules of the NASD and represents that Burnham satisfies and will satisfy at the times designated in such Rule the requirements set forth therein.

                  2. Consent. Burnham hereby consents to be named in the Registration Statement and Prospectus as having acted as the Qualified Independent Underwriter and to the filing of this Agreement as an exhibit to the Registration Statement. All references to Burnham in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the Offering by the Corporation or the Underwriter or any entity controlling, controlled by or under common control with, or by any of them, shall be subject to Burnham's prior consent with respect to form and substance. Burnham's obligation to act as a Qualified Independent Underwriter hereunder shall terminate if the Corporation shall breach in any material respect any representation, warranty or covenant hereunder and such breach shall not be cured within 10 days of written notice thereof to the Corporation, provided such breach would adversely affect Burnham's ability to meet its obligations hereunder or impose, in Burnham's reasonable judgment, additional liability on Burnham.

                  3. Fee and Expenses. The Corporation agrees to pay Burnham a fee of $50,000 for its services hereunder, payable on the date on which payment for and delivery of the Shares are made (the "Closing Date"). The Corporation also agrees to reimburse Burnham for all reasonable out-of-pocket expenses, including all reasonable fees and expenses of Burnham's counsel, incurred by Burnham in connection with this Agreement and the Offering. Burnham will be entitled to retain the full amount of such fee and receive payment of such expenses regardless of the price of the Shares that Burnham recommends pursuant to this Agreement. If, for whatsoever reason, it is determined that the Offering shall not commence or will not be consummated, Burnham shall be entitled to receive $25,000 of its fee and to be paid in full for


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the above-mentioned expenses, promptly following such determination, and shall continue to be entitled to any amount payable to Burnham under Section 6.

                  4. Representations, Warranties and Covenants of the
Corporation.

                           (a) The Corporation agrees that all of its
                  representations and warranties contained in the Underwriting Agreement, when made, shall be deemed to be incorporated by reference herein and made to Burnham hereunder, in each case as of the date each such representation and warranty is made in the Underwriting Agreement. The Corporation agrees that its execution of the Underwriting Agreement shall constitute confirmation to Burnham that, on such date, the representations and warranties of the Corporation included in the Underwriting Agreement are true, correct and complete in all material respects.

                           (b) The Corporation represents and warrants that this
                  Agreement has been duly authorized, executed and delivered by the Corporation; the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Corporation pursuant to the terms or provisions of, or result in a material breach or violation of any of the terms or provisions of or constitute a default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Corporation or any of its properties is bound, or under the certificate of incorporation or by-laws of the Corporation or under any statute or under any order, rule or regulation of any court or governmental body applicable to the business or properties of the Corporation; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Corporation of the transactions on its part herein contemplated which has not been duly obtained.

                           (c) The Corporation agrees that all of its covenants
                  and other agreements contained in the Underwriting Agreement, when made, shall be deemed to be incorporated by reference herein and made with Burnham hereunder. The Corporation agrees that its execution of the Underwriting Agreement shall constitute confirmation to Burnham of the Corporation's performance in all material respects of its covenants and other agreements contained in the Underwriting Agreement.



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                  5. Availability of Information.

                           (a) The Corporation hereby agrees to provide Burnham,
                  at the Corporation's sole cost and expense, with all information and documentation with respect to its business, financial condition and other matters as Burnham may reasonably deem relevant and shall reasonably request in connection with its performance under this Agreement, including, without limitation, copies of all correspondence with the Commission or the NASD, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The Corporation represents and warrants to Burnham that all such information and documentation provided pursuant to this
                  Section 5 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Burnham, to the extent available, as Burnham may request on or prior to the Effective Date, on or prior to the Pricing Date and on or prior to the Closing Date. The Corporation will make reasonably available to Burnham its auditors, counsel and officers and directors to discuss with Burnham any aspect of the Corporation which Burnham may deem relevant. In addition, the Corporation will cause to be delivered to Burnham, when delivered to the Underwriter, copies of all certificates, opinions, comfort letters, reports and other documents delivered to the Underwriter pursuant to the Underwriting Agreement and shall cause the person issuing such certificate, opinion, comfort letter, report or other document to authorize Burnham to rely thereon to the same extent as if addressed directly to Burnham. In addition, the Underwriter and the Corporation will promptly advise Burnham of all telephone conversations with the NASD or the Commission which relate to or may affect the Offering or the S-1.

                           (b) Paul, Hastings, Janofsky & Walker LLP will
                  provide, at the Underwriter's expense, to Burnham the opinion said counsel shall deliver to the Underwriter, under the Underwriting Agreement, which opinion shall be addressed to Burnham and shall be dated the Closing Date (or any other date on which an opinion is delivered by such counsel pursuant to the Underwriting Agreement).

                           (c) Burnham hereby agrees to cooperate in all
                  reasonable respects with the Underwriter and its counsel in responding to any comments made by the NASD with respect to the Offering, this Agreement or Burnham's role as "Qualified Independent Underwriter".



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                  6. Indemnification and Contribution.

                           (a) The Corporation agrees to indemnify and hold
                  harmless Burnham from and against any and all losses, claims, damages, liabilities or actions, joint or several (including reasonable investigation, legal and other expenses incurred in connection with, and, subject to the provisions of Section 6(b) hereof, any amount paid in settlement of, any action, suit or proceeding commenced or any claim asserted), to which Burnham may become subject under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any breach or alleged breach by the Corporation of its representations, warranties and agreements contained in this Agreement or (iv) Burnham's performance of its duties under this Agreement; provided, however, that the Corporation will have no obligation under this Section 6(a) to the extent that any such loss, claim, damage, liability or action pursuant to clause (iv) above shall have been determined in a final judgment of a court of competent jurisdiction to have been due to the willful misconduct or gross negligence of Burnham.

                           Burnham agrees to indemnify and hold harmless the
                  Corporation, its directors and officers, and each person, if any, who controls the Corporation within the meaning of either
                  Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Corporation to Burnham, but only with respect to information relating to Burnham furnished in writing by Burnham expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus; provided, however, that the foregoing indemnity by Burnham shall not apply to any untrue statement or omission contained in any preliminary prospectus which is not contained in the Prospectus.

                           (b) Any party which proposes to assert the right to
                  be indemnified under Section 6 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the indemnifying party under Section 6, notify each such indemnifying party of the commencement of such action, suit or proceeding, but the omission so to notify an indemnified party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a). In case any such action, suit or proceeding shall be


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                  brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, each indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying parties to such indemnified party of their election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying parties, (ii) the indemnified party reasonably shall have concluded on the basis of the advice of counsel that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or
                  (iii) the Corporation shall not in fact have employed counsel to assume the defense of the indemnified party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent. Each indemnifying party shall pay all legal and other expenses for which it is liable under Section 6(a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                           (c) If the indemnification provided for in Section
                  6(a) is unavailable to, or insufficient to hold harmless any indemnified party under Section 6(a), in respect of any loss, claim, damage, liability or action referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and actions (i) in such proportion as is appropriate to reflect the relative benefits received from the Offering by the Corporation, on the one hand, and Burnham, on the other, pursuant to the provisions of this Agreement or (ii) if the allocation provided by clause
                  (i) above is not permitted by applicable law, or if the indemnified party failed to give the notice required under
                  Section 6(b), in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Corporation, on the one hand, and Burnham, on the other, in connection with Burnham's activities under this Agreement or the statements or omissions that resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations. The relative benefits received by the Corporation, on the one hand, and Burnham, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) bears to the total fee received by Burnham pursuant to Section 3. The relative fault of the Corporation, on the one hand, and of Burnham, on the other, shall be determined by reference to, among other things,


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                  whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by Burnham, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and Burnham agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to in this Section 6(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(c), Burnham shall not be required to contribute any amount in excess of the amount by which the fee paid to Burnham pursuant to Section 3 exceeds the amount of any damages Burnham has otherwise been required to pay by reason of such activities under this Agreement or such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (d) The statements with respect to Burnham in the
                  seventh paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Corporation in writing on behalf of Burnham expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any preliminary prospectus.

                           (e) For purposes of this Section 6, each person, if
                  any, who controls Burnham or the Corporation within the meaning of Section 15 of the 1933 Act shall have the same rights to indemnification and contribution as Burnham and the Corporation. Any successor of Burnham or the Corporation, or of any person who controls Burnham or the Corporation, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements.

                           (f) The indemnity and contribution agreements
                  contained in this Section 6, and the covenants, representations and warranties of the Corporation set forth in this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by Burnham or on its behalf or by or on behalf of any person who controls Burnham or (ii) any termination of this Agreement or the Offering.

                  7. Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.



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                  8. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented unless the Corporation, the Underwriter and Burnham consent in writing to such amendment, modification or supplement.

                  9. Notice. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be delivered by hand or by commercial messenger service or mailed by first class mail, postage prepaid, addressed (a) if to Burnham, at the address set forth at the head of this Agreement, Attention: Richard Lewisohn III, (b) if to the Corporation, at 333 Allegheny Avenue, Oakmont, Pennsylvania 15139, Attention: President or (c) if to the Underwriter, at C.E. Unterberg, Towbin, Swiss Bank Tower, 10 E. 50th Street, 22nd Floor, New York, New York 10022, Attention: Mark Hughes, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, 31st Floor, New York, New York 10022, Attention: Marie Censoplano, Esq., or such other address as to which any party shall notify the other parties hereto in writing.

                  10. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the Corporation and the Underwriter irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement may be brought in any court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York. Each of the Corporation and the Underwriter, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each of the Corporation and the Underwriter irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it in the manner provided for in Section 9 hereof.

                  11. Counterparts. This Agreement may be signed in two or more counterparts with the same force and effect as if the signatures thereto and hereto were upon the same instrument.



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                  If the above terms are in accordance with your understanding of our agreement, please sign the enclosed copy of this Agreement and return such copy to us.

                                            Very truly yours,

                                            BURNHAM SECURITIES INC.


                                            By: ________________________________
                                                Richard Lewisohn III
                                                Managing Director


CONFIRMED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

    SERVICEWARE TECHNOLOGIES, INC.


By: ___________________________________
    Name:
    Title:

    C.E. UNTERBERG, TOWBIN


By: ___________________________________
    Name:
    Title: General Partner




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